                                 EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 2000, except for Note 10 as to which the date is November 7, 2000 relating to the consolidated financial statements, and of our report dated April 7, 2000 relating to the financial statement schedule which appear in the company's Registration Statement on Form S-1 (No. 333-43866) which became effective on November 9, 2000.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
November 17, 2000